UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  April 30, 2004


          AEI REAL ESTATE FUND XVII LIMITED PARTNERSHIP
    (Exact Name of Registrant as Specified in its Charter)

                        State of Minnesota
       (State or other Jurisdiction of Incorporation or
                        Organization)




          0-17467                       41-1603719
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


  30 East 7th Street, Suite 1300, St. Paul, Minnesota, 55101
           (Address of Principal Executive Offices)


                         (651) 227-7333
     (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last
                           report)


Item 2.   Acquisition or Disposition of Assets.

       On April 30, 2004, the Partnership purchased an Applebee's restaurant in Ashland, Ohio from PRECO II CRIC LLC. The total cash purchase price of the land and building was approximately $1,923,500. PRECO II CRIC LLC is not affiliated with the Partnership.

       The cash, used in purchasing the property, was from the proceeds of sale of properties.

Item 7. Financial Statements and Exhibits.

        (a)  Financial  statements of businesses acquired  -
             Not Applicable.

        (b) On April 30, 2004, the Partnership purchased the property for $1,923,500. The property was acquired with cash which was provided from proceeds of sale of properties. A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had acquired the property on January 1, 2003, the Partnership's Investments in Real Estate would have increased by $1,923,500 and its Current Assets
             (cash) would have decreased by $1,923,500.

             The Rental Income for the Partnership would have increased from $854,937 to $1,004,003 for the year ended December 31, 2003 if the Partnership had owned the property during the period.

             Depreciation Expense would have increased by $33,660 for the year ended December 31, 2003.

             The net effect of these proforma adjustments would have caused Net Income to increase from $2,596,383 to $2,711,789, which would have resulted in Net Income of $133.95 per Limited Partnership Unit outstanding for the year ended December 31, 2003.

        (c)  Exhibits

                Exhibit 10.1 -   Assignment    of   Purchase
                                 Agreement  dated April  22,
                                 2004 between the Partnership
                                 and AEI Fund Management,Inc.
                                 relating to the Property at
                                 2250    Claremont   Avenue,
                                 Ashland, Ohio.

                Exhibit 10.2  -  Assignment & Assumption  of
                                 Lease  dated April 30, 2004
                                 between  the    Partnership
                                 and   PRECO  II  CRIC   LLC
                                 relating to the Property at
                                 2250    Claremont   Avenue,
                                 Ashland, Ohio.



                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI REAL ESTATE FUND XVII
                              LIMITED PARTNERSHIP

                              By:  AEI Fund Management XVII, Inc.
                              Its:  General Partner


Date:  May 7, 2004             /s/ Patrick W Keene
                              By:  Patrick W. Keene
                              Its Chief Financial Officer